Exhibit 99.1

Zoran Corporation:	The Global Consulting Group:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 388-1635
(408) 523-6500	bmcbride@hfgcg.com
ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS THIRD QUARTER 2003 RESULTS

Company achieves new record revenues and unit volumes in three of its core markets:

DVD, digital cameras and DTV

SANTA CLARA, Calif.  (Oct 23, 2003)  — Zoran Corporation (Nasdaq NM: ZRAN), a leading provider of digital solutions-on-a-chip for applications in the growing consumer electronics markets, today reported results for its third quarter ended September 30, 2003.

On a GAAP basis, the Company recorded revenues of $67.4 million for the third quarter of 2003, which excludes $3.9 million of software royalty revenue, as required by merger related accounting rules.  The Company reported a net loss for the third quarter of $54.5 million, or ($1.53) per share.  Included in the net loss for the quarter were charges related to the acquisition of Oak Technology, Inc. These expenses include a one time in-process research and development charge of $50.1 million as well as certain ongoing expenses such as the amortization of intangible assets of $6.5 million and acquisition related deferred stock compensation of $2.4 million recorded during the third quarter.

On a pro forma basis, the Company reported revenues of $71.3 million compared to revenues of $44.1 million for the same quarter in 2002 and $44.7 million in the second quarter of 2003.  Pro forma net income for the third quarter was $8.3 million, or $0.21 per share on a diluted basis. This compares with pro forma net income of $7.0 million, or $0.25 per diluted share, for the same quarter last year and $5.2 million, or $0.18 per diluted share, for the second quarter of 2003.  Pro forma net income excludes the effect of charges related to amortization of intangible assets, acquisition related deferred stock compensation and in-process research and development. Pro forma net income also includes $3.9 million in imaging software royalties and certain associated costs that would have been reported by Oak on a standalone basis for the period from August 11 to September 30, 2003.  Because Oak historically reported these royalty revenues in arrears, purchase accounting rules require these revenues to be included in the net assets acquired from Oak on August 11, 2003.  This adjustment, for GAAP purposes, creates a temporary void in the Company’s post acquisition imaging revenue stream and does not fully reflect the business unit’s ongoing Imaging operating performance or underlying business trends. Accordingly, the pro forma results have been adjusted to report consistently as Oak would have reported.

“During the third quarter we achieved new records in our DVD, digital camera and digital television businesses, both in revenues and unit volumes,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer of Zoran. “In DVD, we continue to gain share even though the market experienced significant price erosion due to intensive competition and expect to meet our goal of exceeding 30 percent market share by the end of the year.  Despite continued DVD chip price declines, which will impact our fourth quarter outlook, DVD market growth is robust and remains an attractive growth opportunity for Zoran.  In high-definition TV, the transition to our more advanced Generation 9 solution is gaining traction and two major customers went into production with more than 12 models of a variety of digital televisions and set-top boxes.  In our Imaging business we continued to grow revenue as well, as we added 16 new deployments of Zoran’s flagship Integrated Print System (IPS) software.  We are confident in our position within these key markets and believe we will continue to gain market share as we head into 2004.”

Recent Highlights

•                                            Zoran announced the successful completion of Oak Technology acquisition.

•                                            Zoran announced the addition of two new board members: David Rynne and Peter Simone.

•                                            Zoran announced that the SupraTV 150, the newest member of Zoran’s family of highly integrated processors for digital televisions and set top box systems, is shipping in sample quantities to customers.

•                                            Zoran hosted the Driving the Digital Lifestyle Conference at Hotel Okura in Tokyo, Japan on October 6, 2003.

Future Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

The Company is currently expecting fourth quarter 2003 pro forma revenues to range between $70 million to $72.5 million. Pro forma revenues are expected to include approximately $3.0 million to $3.5 million in software royalties that for GAAP purposes will be reported as an adjustment to the net assets acquired from Oak Technology on August 11, 2003.  Beginning in the first quarter of 2004, no such adjustment for software royalties is expected to be required.  Pro forma product gross margin is expected to remain flat at around 38 percent in the fourth quarter with overall gross margin expected to range between 48 and 50 percent. Pro forma operating expenses, excluding any acquisition related costs, are expected to be in a range of $31.5 to $32.5 million. Pro forma earnings per share are expected to range between $0.07 and $0.10 per diluted share, excluding acquisition related costs, on 45.5 million shares. On an annual basis, the Company’s outlook has been updated to reflect the acquisition of Oak Technology and the revised fourth quarter forecast.  The Company currently expects annual pro forma revenues in a range of $224 to $226 million and annual pro forma earnings per share of $0.50 to $0.54.

On a GAAP basis for the fourth quarter, the Company expects revenue to range between $67.0 million and $69.5 million when excluding the royalty revenue referred to above.  Including non-cash acquisition related costs of approximately $14.2 million should result in a net loss of $13.4 million to $14.2 million, or between ($0.32) and ($0.34) per share.

Zoran will provide more commentary on its third quarter results and remaining 2003 outlook during the earnings conference call.

About Pro Forma Adjustments

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), the Company uses a pro forma measure of net income that is GAAP net income adjusted to include or exclude certain revenues, costs, expenses and gains. Pro forma net income gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. The Company computes pro forma net income by adjusting GAAP net income with the impact of amortization of acquisition-related charges, and other non-recurring charges and gains.

Earnings Conference Call

Zoran Corporation has scheduled a conference call for 5:00 p.m. ET today to discuss third quarter results.  To listen to the call, please call 617-801-9702 approximately five minutes prior to the start of the call.  For those who are not available to listen to the live conference call, a replay will be available via telephone from approximately 7:00 p.m. ET on October 23rd until 7:00 p.m. ET on November 1. The access number for the replay is 617-801-6888; confirmation number 27734418.

Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

Company Profile
Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions-on-a-chip for applications in the growing consumer electronics markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio, video, and imaging applications. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, and imaging products have received recognition for excellence and are now in millions of homes and offices worldwide. With headquarters in the U.S. and operations in Canada, China, Germany, Hong Kong, Israel, Japan, Korea Taiwan, and UK, Zoran may be contacted on the World Wide Web at www.zoran.com or at (408) 523-6500.

Forward Looking Statements
This press release includes a number of forward-looking statements that reflect the Company’s current view with respect to future events and financial performance. These forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements including risks associated with: the acquisition of Oak Technology and the integration of Oak’s products and personnel into the Company’s operations, including increased costs related to the integration of the two companies, failure to successfully integrate the two company's product lines and failure to retain key personnel of the combined company; rapidly evolving markets for the Company’s products and uncertainty regarding the development of these markets; new product development, the ongoing introduction of new and enhanced products by the Company and its competitors and the transition from older products; intensive competition in markets in which the Company competes; the Company’s reliance on independent foundries and contractors for its wafer supplies and product assembly and testing and its ability to ramp up manufacturing capacity to meet changing customer requirements; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s historic dependence on sales to a limited number of large customers and fluctuations in customer and product mix among those customers; the dependence on key Company personnel; the reliance on international sales and operations, particularly the Company’s operations in Israel; and the effects of general business and changing economic conditions on the markets that the Company serves. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed annual report on Form 10-K and other filings that have been made with the SEC.

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ZORAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Revenues:
Product revenues	$64,654	$43,814	$143,261	$105,118
Software and other revenues	2,766	243	6,723	4,023
Total revenues	67,420	44,057	149,984	109,141

Costs and expenses:
Cost of product revenues	40,394	25,349	93,331	64,740
Research and development	12,179	5,880	22,889	16,922
Selling, general and administrative	11,293	6,697	26,031	18,342
Amortization of intangibles	6,516	2,309	8,403	6,927
Deferred stock compensation	2,426	10	2,446	282
In-process research and development	50,100	—	50,100	—
Total costs and expenses	122,908	40,245	203,200	107,213

Operating income (loss)	(55,488)	3,812	(53,216)	1,928

Interest & other income, net	1,509	1,676	4,366	4,987
Income (loss) before income taxes	(53,979)	5,488	(48,850)	6,915

Provision for income taxes	505	781	1,208	1,413
Net income (loss)	$(54,484)	$4,707	$(50,058)	$5,502

Basic net income (loss) per share	$(1.53)	$0.17	$(1.66)	$0.20
Diluted net income (loss) per share	$(1.53)	$0.17	$(1.66)	$0.19

Shares used to compute basic net income (loss) per share	35,718	27,150	30,188	27,018
Shares used to compute diluted net income (loss) per share	35,718	28,089	30,188	28,687

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ZORAN CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Revenues:
Product revenues	$64,654	$43,814	$143,261	$105,118
Software and other revenues	6,680	243	10,637	4,023
Total revenues	71,334	44,057	153,898	109,141

Costs and expenses:
Cost of product revenues	40,394	25,349	93,331	64,740
Research and development	12,179	5,880	22,889	16,922
Selling, general and administrative	11,469	6,697	26,207	18,342
Total costs and expenses	64,042	37,926	142,427	100,004

Operating income	7,292	6,131	11,471	9,137

Interest and other income, net	1,509	1,676	4,366	4,987
Income before income taxes	8,801	7,807	15,837	14,124

Provision for income taxes	505	781	1,208	1,413

Net income	$8,296	$7,026	$14,629	$12,711

Basic net income per share	$0.23	$0.26	$0.48	$0.47
Diluted net income per share	$0.21	$0.25	$0.46	$0.44

Shares used in computing per share amounts:
Basic	35,718	27,150	30,188	27,018
Diluted	38,800	28,089	32,083	28,687

Note: The above unaudited pro forma condensed consolidated statements of operations are not intended to be in accordance with generally accepted accounting principles and may differ from pro forma presentations or computations used by other companies.  See reconciliation of GAAP to pro forma financial information on the following page.

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ZORAN CORPORATION

RECONCILIATION OF PRO FORMA NET INCOME TO GAAP NET INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Pro forma net income	$8,296	$7,026	$14,629	$12,711
Adjusting items to pro forma net income:
Software royalty revenue - purchase accounting adjustment (1)	(3,914)	—	(3,914)	—
Commission expense (2)	176	—	176	—
Amortization of other intangibles (3)	(6,516)	(2,309)	(8,403)	(6,927)
Deferred stock compensation (4)	(2,426)	(10)	(2,446)	(282)
In-process research and development (5)	(50,100)	—	(50,100)	—

GAAP net income (loss)	$(54,484)	$4,707	$(50,058)	$5,502

(1) License revenues that would have been reported by Oak on a stand alone basis for the period from August 11 to September 30, 2003. These revenues were reported and collected from customers during the quarter ended September 30, 2003. However, because these revenues were historically reported one quarter in arrears, purchase accounting rules require us to include these revenues with the net assets acquired rather than continue to report them in Zoran’s post acquisition operating results on a GAAP basis. This temporary catch up adjustment for purchase accounting does not accurately reflect the ongoing operations or the implied underlying business trends.  Accordingly for pro forma purposes, we have adjusted to report consistently as Oak would have reported.

(2) Amount represents commissions associated with the revenue adjustment (1).

(3) Amortization of intangible assets for the quarter and nine months ended September 30, 2003 and 2002 is associated with the acquisitions of PixelCam Inc. in June 2000, acquisition of Nogatech Inc. in October of 2000, and the acquisition of Oak Technology, Inc. in August 2003.

(4) Deferred stock compensation is primarily a result of the acquisition of Oak Technology, Inc. in August 2003.

(5) In-process research and development as a result of the acquisition of Oak Technology, Inc. in August 2003.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	December 31,
	2003	2002

ASSETS

Current assets:
Cash and short-term investments	$152,937	$137,075
Accounts receivable, net	71,272	34,652
Inventory	11,058	12,686
Prepaid expenses & other current assets	24,884	6,479
Total current assets	260,151	190,892

Property & equipment, net	21,202	5,848
Other assets	39,342	78,334
Intangible assets, net	320,973	67,542

Total assets	$641,668	$342,616

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$29,882	$9,639
Accrued expenses and other liabilities	55,810	21,965
Total current liabilities	85,692	31,604

Long term liabilities	9,910	—

Stockholders’ equity:
Common Stock	41	27
Additional paid-in capital	701,721	399,052
Deferred stock-based compensation	(16,849)	(83)
Accumulated other comprehensive income (loss)	(297)	508
Accumulated deficit	(138,550)	(88,492)
Total stockholders’ equity	546,066	311,012

Total liabilities and stockholders’ equity	$641,668	$342,616

Contact: Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or

ir@zoran.com; or Kristyn Hutzell, 925-946-9392, or khutzell@hfgcg.com, for

Zoran Corporation/First Call Analyst:

Web site: http://www.zoran.com

(ZRAN)

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